UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Option to Develop Exelixis Compound Exercised By Genentech

On March 14, 2008, Exelixis, Inc. (the “Company”) announced that Genentech, Inc. has exercised its option to further develop and commercialize the Company’s compound XL518. Under the terms of the collaboration agreement between the two companies, selection of the compound and opt-in by Genentech triggers a payment to the Company of $3.0 million. The Company will continue to be responsible for the phase 1 clinical trial until the point that a maximum tolerated dose (“MTD”) is determined. After MTD is achieved, Genentech will be responsible for completing the phase 1 clinical trial and subsequent clinical development. Another $7.0 million is due to the Company when a phase 2 program is initiated by Genentech. The Company has the option to co-promote in the United States and is entitled to receive an initial equal share in profits in the United States, which will decrease as sales increase. The Company will receive royalties on any sales of the product that may be commercialized outside the United States.

FORWARD LOOKING STATEMENTS

This Form 8-K contains forward-looking statements, including, without limitation, statements related to the future development of XL518, the transfer of responsibility for completion of the current phase 1 trial, payments to Exelixis and Exelixis’ potential receipt of a share of profits and royalties under its collaboration with Genentech. Words such as “will,” “entitled to,” “may,” “when” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis’ current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. Exelixis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the potential failure of XL518 to demonstrate safety and efficacy in clinical testing and risks related to Exelixis’ relationship with Genentech. These and other risk factors are discussed under “Risk Factors” and elsewhere in Exelixis’ annual report on Form 10-K for the fiscal year ended December 28, 2007 and Exelixis’ other filings with the Securities and Exchange Commission. Exelixis expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Exelixis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: March 17, 2008	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary